UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 1, 2022
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.
Second Amendment to Encompass Credit Agreement
On June 2, 2022 (the “Amendment Date”), Encompass Health Corporation (“Encompass”) entered into the Second Amendment to Fifth Amended and Restated Credit Agreement (the “Second Amendment”), by and among Encompass, certain of its subsidiaries, as guarantors, Barclays Bank PLC, as administrative agent and collateral agent (the “Agent”) and various other lenders, which provided a consent to the Enhabit Credit Facilities (as defined below) and related matters and modified certain terms of Encompass’s Fifth Amended and Restated Credit Agreement, dated as of November 25, 2019 (the “2019 Credit Agreement,” and, as amended, the “Credit Agreement”). Capitalized terms used, but not otherwise defined, herein are defined in the Credit Agreement.
The Second Amendment includes the following modifications:
1. Amendment of definition of “Consolidated Net Income” to exclude from the calculation thereof, at Encompass’s option, net income or loss from disposed, abandoned, transferred, closed or discontinued operations until such disposition, abandonment, transfer, closure of discontinuance of operations shall have been consummated.
2. Addition of Section 1.08, “SpinCo Credit Facilities Transactions,” to provide that the Loan Documents will not prevent the consummation of the SpinCo Credit Facilities Transactions and that the SpinCo Credit Facilities Transactions will not give rise to any Default or constitute a utilization of any basket under any Loan Document.
3. Amendment of Section 2.11(e) to provide that a Prepayment Notice may be conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions.
4. Addition of Section 5.18, “SpinCo Distribution,” to provide that within three (3) Business Days following the incurrence of indebtedness under the SpinCo Credit Facilities, Encompass will have consummated the SpinCo Distribution in compliance with the Restricted Payments covenants of the Credit Agreement, and following the consummation of the SpinCo Distribution, no obligors in respect of the SpinCo Credit Facilities will be Restricted Subsidiaries.
5. Amendment of the definition of “Senior Notes” to include Encompass’ 4.625% Senior Notes due 2031 and the definition of “Consolidated Total Indebtedness” to exclude Indebtedness under any Senior Note for which an irrevocable notice of redemption has been issued in connection with or incidental to any SpinCo Distribution.
All other material terms of the Existing Credit Agreement remain the same and are described in more detail in Encompass’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 2, 2019 and April 27, 2020.
Encompass’ obligations under the Credit Agreement are secured by the current and future personal property of Encompass and its subsidiary guarantors, which, in general, are Encompass’s wholly-owned subsidiaries except those subsidiaries that do not individually account for more than $10,000,000 of Adjusted Consolidated EBITDA.
The descriptions of the provisions of the Second Amendment are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. A copy of the Second Amendment is attached to this Form 8‑K as Exhibits 10.1 and incorporated herein by reference.
Some of the lenders under the Credit Agreement, including the Second Amendment, and certain of their affiliates have engaged, and in the future may engage, in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.
Enhabit Credit Agreement
In connection with the previously announced spin off of Encompass’s home health and hospice business, Encompass’s wholly-owned subsidiary, Enhabit Inc., entered into that certain Credit Agreement (the “Enhabit Credit Agreement”), dated as of June 1, 2022, with Wells Fargo Bank, National Association, as administrative agent, collateral agent and swingline lender, and various other lenders, consisting of a $400 million term loan A facility (the “Term Loan A Facility”) and a $350 million revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan A Facility, the “Enhabit Credit Facilities”). The Enhabit Credit Facilities mature five years from the closing date thereof. Interest on the loans under the Enhabit Credit Facilities is calculated by reference to the Secured Overnight Financing Rate (“SOFR”) or an alternate base rate, plus an applicable interest rate margin.

Enhabit may voluntarily prepay outstanding loans under the Enhabit Credit Facilities at any time without premium or penalty, other than customary breakage costs with respect to SOFR loans. The Term Loan A Facility contains customary mandatory prepayments, including with respect to proceeds from asset sales and from certain incurrences of indebtedness.
The Term Loan A Facility amortizes by an amount per annum equal to 5.00% of the outstanding principal amount thereon as of the closing date, payable in equal quarterly installments, with the balance being payable on the date that is five years after the closing of the Term Loan A Facility. The Revolving Credit Facility provides Enhabit with the ability to borrow and obtain letters of credit, which will be subject to a $75 million sublimit in amounts available to be drawn at any time prior to the date that is five years after the closing of the Revolving Credit Facility.
The obligations under the Enhabit Credit Facilities will be guaranteed by Enhabit’s existing and future wholly-owned domestic material subsidiaries, subject to certain exceptions. Borrowings under the Enhabit Credit Facilities will be secured by first priority liens on substantially all the assets of Enhabit and the guarantors, subject to certain exceptions.
The Enhabit Credit Facilities contain representations and warranties, affirmative and negative covenants and events of default customary for secured financings of this type, including limitations with respect to liens, fundamental changes, indebtedness, restricted payments, investments and affiliate transactions, in each case, subject to a number of important exceptions and qualifications. In addition, the Enhabit Credit Facilities will obligate Enhabit to maintain a total net leverage ratio and an interest coverage ratio.
The foregoing descriptions of the Enhabit Credit Agreement and the Enhabit Credit Facilities are not intended to be complete and are qualified in their entirety by reference to the Enhabit Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Some of the lenders under the Enhabit Credit Agreement and certain of their affiliates have engaged, and in the future may engage, in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, Encompass and its affiliates and Enhabit in the future in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits
10.1    Second Amendment to Fifth Amended and Restated Credit Agreement, dated June 2, 2022, by and among Encompass Health Corporation, certain of its subsidiaries, Barclays Bank PLC, as administrative agent and collateral agent, and various other lenders.
10.2    Credit Agreement, dated June 1, 2022, by and among Enhabit, Inc., Wells Fargo Bank, N.A., as administrative agent, collateral agent and swingline lender, and various other lenders.
104    Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer
Dated: June 7, 2022